Exhibit 10.1

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

LICENSE AND SETTLEMENT AGREEMENT

THIS LICENSE AND SETTLEMENT AGREEMENT (this “Agreement”) dated as of July 21, 2011 (the “Effective Date”) is entered into among Medicis Pharmaceutical Corporation, a Delaware corporation with an address at 7720 North Dobson Road, Scottsdale, Arizona 85256, on behalf of itself and its Affiliates (collectively, “Medicis”), and Lupin Limited, a business entity organized under the laws of India with an address at Laxmi Towers, B Wing, Bandra Kurla Complex, Bandra (East), Mumbai, Maharashtra 400 051, India and Lupin Pharmaceuticals, Inc., a Virginia corporation with an address at 111 S. Calvert Street, 21st Floor, Baltimore, Maryland 21202, on behalf of themselves and their Affiliates (collectively “Lupin”).

WHEREAS, Medicis is the owner of the Patent Rights (as defined below) and has filed complaints against Lupin in actions captioned Medicis Pharmaceutical Corporation v. Lupin Ltd. & Lupin Pharmaceuticals Inc., Civil Action No. 09-3062 (JFM) ( the “Litigation”) which is pending in the United States District Court for the District of Maryland (the “Court”);

WHEREAS, to avoid the expense of further litigation the parties desire to settle the Litigation on the terms set forth herein; and

WHEREAS, the parties desire to settle the Litigation and Lupin desires to receive, and Medicis desires to grant to Lupin, a license under the Patent Rights to make, use, sell, offer for sale and import Original Generic Product and Newer Generic Product (as each term is defined below), all on the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	DEFINITIONS.

1.1 “55/80/105 Strength Generic Product” means *** the 55mg, 80mg or 105mg strength Newer Solodyn Product.

1.2 “55/80/105 Strength Trigger Date” means, solely with respect to a particular 55/80/105 Strength Generic Product for which Lupin has an approved ANDA, the earliest of:

(a)	February ***, 2019;

(b)	***;

(c)	***; and

(d)	***.

***.

***.

1.3 “65/115 Strength Generic Product” means *** the 65mg or 115mg strength Newer Solodyn Product.

1.4 “65/115 Strength Trigger Date” means, solely with respect to a particular 65/115 Strength Generic Product for which Lupin has an approved ANDA, the earlier of:

(a)	February ***, 2018;

(b)	***;

(c)	***; and

(d)	***.

***.

***.

1.5 “Affiliate” means, with respect to any entity, any other entity that directly or indirectly controls, is controlled by, or is under common control with, such entity. An entity shall be regarded as in control of another entity if it owns, or directly or indirectly controls, at least fifty percent (50%) of the voting stock or other ownership interest of the other entity, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other entity by any means whatsoever. For the avoidance of doubt, references to each of Lupin and Medicis in this Agreement shall be deemed to include in each instance such party and its Affiliates unless otherwise expressly indicated.

1.6 “ANDA” means an Abbreviated New Drug Application any amendments and supplements thereto.

1.7 “Authorized Generic” means any Original Generic Product or Newer Generic Product that is sold in the United States pursuant to the Medicis NDA but not under the Solodyn or other product-specific trademark of Medicis.

1.8 “Business Day” means any day other than a Saturday, a Sunday or a day on which the state or federal courts located in the State of Delaware are authorized or obligated by law or executive order to be closed.

1.9 “Confidential Information” means all non-public materials, information and data concerning the disclosing party and its operations that is disclosed by the disclosing party to the receiving party pursuant to this Agreement, orally or in written, electronic or tangible form, or otherwise obtained by the receiving party through observation or examination of the disclosing party’s operations. Confidential Information includes, but is not limited to, information about the disclosing party’s financial condition and projections; business, marketing or strategic plans; sales information; customer lists; price lists; databases; trade secrets; product prototypes and designs; techniques, formulae, algorithms and other non-public process information. Notwithstanding the foregoing, Confidential Information of a party shall not include that portion of such materials, information and data that the recipient can establish by written documentation: (a) is known to the recipient or any of the recipient’s Affiliates as evidenced by its written records before receipt thereof from the disclosing party, (b) is disclosed to the recipient or any of the recipient’s Affiliates free of confidentiality obligations by a Third Party who has the right to make such disclosure without obligations of confidentiality, (c) is or becomes part of the public domain through no fault of the recipient, or (d) the recipient can reasonably establish is independently developed by persons on behalf of recipient or any of its Affiliates without the use of the information disclosed by the disclosing party.

1.10 “Cost of Goods” means ***.

1.11 “FDA” means the United States Food and Drug Administration or any successor entity thereto.

1.12 “Final Court Decision” means a decision of a United States Court from which no appeal has been or can be taken, other than any petition for a writ of certiorari or other proceedings before the United States Supreme Court. For the avoidance of doubt, a court of appeals’ judgment or order is not “final” until issuance of the mandate.

1.13 “Gross Profit” means ***.

1.14 “IFRS” means International Financial Reporting Standards in effect from time to time, as consistently applied by Lupin.

1.15 “Medicis NDA” means the New Drug Application #50-808 and any supplements or amendments thereto.

1.16 “Net Sales” means ***. Subsections (a) through (f) shall be collectively referred to as “Deductions”.

1.17 “Newer Generic Products” means, collectively, the 55/80/105 Strength Generic Products and the 65/115 Strength Generic Products.

1.18 “Newer Solodyn Products” means the 55mg, 65mg, 80mg, 105mg and 115mg dosage strengths of the Solodyn-branded minocycline products that were approved by the FDA under the Medicis NDA.

1.19 “Original Generic Product” means *** one of the Original Solodyn Products in 45mg, 90mg or 135mg dosage strengths.

1.20 “Original Solodyn Products” means the 45mg, 90mg and 135mg dosage strengths of the Solodyn-branded minocycline products that were approved by the FDA under the Medicis NDA.

1.21 “Original Strengths Trigger Date” means with respect to an Original Generic Product for which Lupin has an approved ANDA, on an Original Generic Product-by-Original Generic Product basis, the earliest of:

(a)	November 26, 2011;

(b)	***;

(c)	***; and

(d)	***.

***.

***.

1.22 “Patent Rights” means (a) the patents, the patent applications giving rise thereto and patent applications listed on Exhibit A to this Agreement, (b) all patents and patent applications issued or filed, respectively, in the United States that (i) claim or cover a product, composition, method, process or other patentable subject matter for an Original Solodyn Product or a Newer Solodyn Product, or the manufacture, use, offer for sale, sale or importation of such product and (ii) Medicis or its successors and assigns owns or controls as of the Effective Date or thereafter during the term of this Agreement; (c) all divisionals, continuations, continuations-in-part and reissues that claim priority to, or common priority with, the patent applications described in clauses (a) and (b) above or the patent applications that resulted in the patents described in clauses (a) and (b) above, and all patents granted thereon, and (d) all patents that have issued or in the future issue from any of the foregoing patent applications, together with any reexamination certificates, reissues or restorations by existing or future extension or restoration mechanisms, or additions thereto.

1.23 “Pharmaceutical Equivalent” means a product having the same active ingredient, the same dosage form, the same route of administration and the same strength or concentration as a given reference listed drug.

1.24 “Third Party” means any person or entity other than Medicis or Lupin.

1.25 “United States” means the United States of America ***.

1.26 “Valid Claim” means ***.

2.	CONSENT JUDGMENT; MUTUAL RELEASE; COVENANTS.

2.1 Consent Judgment; Settlement Payment.

2.1.1 In consideration of the mutual benefits of entering into this Agreement, the parties shall enter into and cause to be filed with the Court, within *** of the Effective Date, a consent judgment dismissing, without prejudice, all claims, defenses and counterclaims as between Medicis and Lupin in the Litigation, substantially in the form attached hereto as Exhibit B (the “Consent Judgment”).

2.1.2 If the Court does not grant the Consent Judgment substantially in the form attached hereto as Exhibit B, or requires that the parties modify the Consent Judgment before it will enter it as an order of the Court, or if after *** the Court has otherwise failed to enter the Consent Judgment, the parties agree to confer promptly in good faith and to use reasonable efforts to revise that document consistent with the requirements of the Court, or take such other action consistent with this Agreement as is required to secure entry of the Consent Judgment as drafted or with agreed-upon modifications; provided, however, that “reasonable efforts” shall not be deemed to require agreement to a modification of this Agreement or the Consent Judgment that materially affects the benefits to be obtained by, or burdens imposed upon, a party under this Agreement.

2.2 ***.

2.3 Mutual Release.

2.3.1 In settlement of disputed claims in the Litigation, and in consideration of the representations, warranties and covenants contained in this Agreement, Medicis and its predecessors, successors, assigns, agents, officers, employees and representatives, hereby fully, finally and irrevocably relinquishes, releases and discharges Lupin and its predecessors, successors, assigns, agents, directors, officers, employees and representatives from any and all claims, demands, damages, liabilities, obligations, and causes of action known or unknown, suspected or unsuspected, in law or equity, that were asserted, or that could have been asserted, by Medicis in connection with Lupin’s ANDA for any Original Generic Products or any Newer Generic Products or the Litigation and arising before the Effective Date of this Agreement.

2.3.2 In settlement of disputed claims in the Litigation, and in consideration of the representations, warranties and covenants contained in this Agreement, Lupin and its predecessors, successors, assigns, agents, officers, employees and representatives, hereby fully, finally and irrevocably relinquishes, releases and discharges Medicis and its predecessors, successors, assigns, agents, directors, officers, employees and representatives from any and all claims, demands, damages, liabilities, obligations, and causes of action known or unknown, suspected or unsuspected, in law or equity, that were asserted, or that could have been asserted, by Lupin in connection with the Litigation and arising before the Effective Date of this Agreement.

2.3.3 It is expressly understood and agreed that Medicis and Lupin hereby waive any statutes or common law doctrines under which a general release would not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, including but not limited to any and all rights and benefits conferred by §1542 of the California Civil Code (if and to the extent applicable). Each party has not heretofore assigned or transferred, and will not assign or otherwise transfer, to any person or entity any matters released by such party respectively in Sections 2.3.1 and 2.3.2 above.

2.4 Prior to Trigger Dates.

2.4.1 Commencing on the Effective Date and continuing until the occurrence of an Original Strengths Trigger Date, Lupin shall not, and shall not directly or indirectly encourage or assist any Third Party, on a voluntary basis, to develop, make, use, sell, offer for sale, or import into the United States such Original Generic Product, except as expressly permitted by the terms of this Agreement. ***.

2.4.2 Commencing on the Effective Date and continuing until the occurrence of the 55/80/105 Strength Trigger Date for a particular 55/80/105 Strength Generic Product, on a 55/80/105 Strength Generic Product-by-55/80/105 Strength Generic Product basis, Lupin shall not, and shall not directly or indirectly encourage or assist any Third Party, on a voluntary basis, to develop, make, use, sell, offer for sale, or import into the United States such 55/80/105 Strength Generic Product, except as expressly permitted by the terms of this Agreement. ***.

2.4.3 Commencing on the Effective Date and continuing until the occurrence of the 65/115 Strength Trigger Date for a particular 65/115 Strength Generic Product, on a 65/115 Strength Generic Product-by-65/115 Strength Generic Product basis, Lupin shall not, and shall not directly or indirectly encourage or assist any Third Party, on a voluntary basis, to develop, make, use, sell, offer for sale, or import into the United States such 65/115 Strength Generic Product, except as expressly permitted by the terms of this Agreement. ***.

2.4.4 By way of clarification and for the avoidance of doubt, ***.

2.5 Validity Representation; Covenant Not to Challenge Patent Rights. Lupin hereby admits that the claims of the Patent Rights asserted against Lupin in the Litigation are valid and enforceable. Lupin hereby admits that the making, using, offering to sell, selling, and/or importation in or into the United States of its Original Generic Product or a Newer Generic Product, in each case, are covered by one or more claims of the Patent Rights asserted against Lupin in the Litigation under 35 U.S.C. § 271. The foregoing admissions, and any consent judgment incorporating same, shall be binding on Lupin and admissible against Lupin in any dispute or litigation between the parties regarding the claims of the Patent Rights asserted against Lupin in the Litigation, and Lupin shall not challenge such admission. Lupin agrees that during the term of this Agreement, Lupin shall not with respect to the United States initiate itself, or assist any Third Party in, an action to invalidate or render unenforceable any Valid Claim, and Lupin shall not disclose to any Third Party any of its proprietary or confidential information relating to the validity or enforceability of any Valid Claim for such purpose, except to the extent required by court order or other applicable law. Notwithstanding the foregoing, nothing herein shall prevent Lupin (a) from maintaining its certification(s) pursuant to 21 U.S.C. §355(j)(2)(A)(vii)(IV) contained in its ANDA(s) for any Original Generic Product or Newer Generic Product, *** or (c) from assisting (including without limitation providing any information) to any Third Party with respect to the matters described in clause (b) above.

2.6 Regulatory Matters ***. No provision of this Agreement shall be affected by any delay in the approval of Lupin’s ANDA for any Original Generic Product or Newer Generic Product by the FDA. ***.

2.7 Limited Use of Agreement Outside United States. Medicis and Lupin agree that neither will use this Agreement or the Consent Judgment outside of the United States for any purpose except to enforce the Agreement.

3.	LICENSE.

3.1 License Grants.

3.1.1 Subject to the terms and conditions of this Agreement, and effective on the Original Strengths Trigger Date, Medicis hereby grants to Lupin a non-exclusive, non-transferable (except as provided in Section 9.5), non-sublicensable license under the Patents Rights (a) to make, have made, use, sell, offer for sale and import the applicable Original Generic Products in the United States and (b) to make and have made the applicable Original Generic Products outside the United States only for use, offer for sale, sale and importation in and into the United States.

3.1.2 Subject to the terms and conditions of this Agreement, and effective on the applicable 55/80/105 Strength Trigger Date for each applicable 55/80/105 Strength Generic Product for which Lupin has an approved ANDA, Medicis hereby grants to Lupin a non-exclusive, non-transferable (except as provided in Section 9.5), non-sublicensable license under the Patents Rights (a) to make, have made, use, sell, offer for sale and import in the United States the applicable 55/80/105 Strength Generic Products for which Lupin has an approved ANDA and (b) to make and have made the applicable 55/80/105 Strength Generic Product outside the United States only for use, offer for sale, sale and importation in and into the United States.

3.1.3 Subject to the terms and conditions of this Agreement, and effective on the applicable 65/115 Strength Trigger Date for each applicable 65/115 Strength Generic Product for which Lupin has an approved ANDA, Medicis hereby grants to Lupin a non-exclusive, non-transferable (except as provided in Section 9.5), non-sublicensable license under the Patents Rights (a) to make, have made, use, sell, offer for sale and import in the United States the applicable 65/115 Strength Generic Products for which Lupin has an approved ANDA and (b) to make and have made the applicable 65/115 Strength Generic Product outside the United States only for use, offer for sale, sale and importation in and into the United States.

3.2 No Implied Licenses. Except as otherwise provided herein, nothing in this Agreement shall be construed as: (a) an obligation to bring or prosecute actions or suits against Third Parties for infringement of any patent, whether within the Patent Rights or otherwise; (b) conferring a right to use in advertising, publicity, promotion or otherwise any trademark or trade name of Medicis; or (c) granting by implication, estoppel or otherwise, any licenses or rights under the Patent Rights or any other patents.

3.3 ***.

3.4 ***.

3.5 ***.

4.	GROSS PROFIT SHARING.

4.1 Payment.

4.1.1 Subject to the terms and conditions of this Agreement, within *** following the end of each calendar quarter during the term of this Agreement, Lupin shall pay to Medicis in U.S. dollars an amount equal to (a) *** of the Gross Profit of the Original Generic Product that is covered by a Valid Claim and (b) *** of the Gross Profit of the Newer Generic Product that is covered by a Valid Claim, accrued during such calendar quarter and arising from

Net Sales of such products during such calendar quarter. All payments shall be made by wire transfer in US Dollars to such bank account as may be designated by Medicis in writing to Lupin.

4.1.2 Each payment made under Section 4.1.1 shall be accompanied by a written report stating the number and description of all Original Generic Product and Newer Generic Product sold in the United States during the relevant calendar quarter; the Cost of Goods associated therewith; the gross sales associated therewith; the calculation of Net Sales thereon, including without limitation the amount of any Deductions; and the calculation of Gross Profit therefrom and the share of such Gross Profit payable to Medicis for such calendar quarter in accordance with Section 4.1.1.

4.1.3 In the event that any payment due hereunder is not made when due, such payment shall accrue interest beginning on the day following the due date thereof, calculated at the annual rate of the sum of (a) *** plus (b) *** on the first Business Day after said payment was due; provided, however, that in no event shall said annual interest rate exceed the maximum legal interest rate for corporations under applicable law. Each such payment when made shall be accompanied by all interest so accrued. Interest accrued and the payment and acceptance thereof shall not negate or waive any right of a party to seek other remedy, legal or equitable, to which such party may be entitled. In no event shall this Section 4.1.3 be construed as a grant or permission for any payment delay

4.2 Taxes. Lupin shall be responsible for and may withhold from payments made to Medicis under this Agreement any taxes required to be withheld by Lupin under applicable law. Accordingly, if any such taxes are levied on such payments due hereunder (“Withholding Taxes”), Lupin shall (i) deduct the Withholding Taxes from the payment amount, (ii) pay all applicable Withholding Taxes to the proper taxing authority, and (iii) send evidence of the obligation together with proof of tax payment to Medicis within *** following the applicable tax payment.

4.3 Audit Rights. Upon at least *** prior written notice from Medicis, Lupin shall make available for inspection during normal business hours by a nationally recognized certified public accounting firm, selected by Medicis and reasonably acceptable to Lupin, all records, books of account, information and data concerning the calculation of Cost of Goods, Net Sales and Gross Profit pursuant to this Agreement for the purpose of an audit to verify the accuracy of the reports delivered and amounts paid by Lupin pursuant to Section 4.1. Such audit shall occur not more than once in any calendar year and shall be limited to the books and records for any calendar year ending not more than *** prior the date of the request. Lupin may require the accounting firm to sign a standard non-disclosure agreement. Prior to disclosing the results of such audit, the accounting firm shall present Lupin with a preliminary report of its findings and provide Lupin with an opportunity to respond to any questions raised or issues identified. Within *** after completion of the audit, the accounting firm shall deliver to Lupin a detailed written accountants’ report (setting forth, among other things, the miscalculations, if any, identified by the audit). Concurrently, the accounting firm shall report to Medicis only the results of the audit. Medicis shall be solely responsible for the costs in making any such audit, unless the results of the audit identify a discrepancy in the calculation of Gross Profit and the share of Gross Profit paid to Medicis under this Agreement in any calendar year from those properly payable for that calendar year indicating an underpayment of *** or greater, in which event Lupin shall be solely responsible for the reasonable cost of such audit and pay Medicis any such underpayment. ***. All Lupin information which is subject to review under this Section 4.3 shall be deemed to be Lupin’s Confidential Information subject to the provisions of Section 6. For the avoidance of doubt, it shall not be a discrepancy in the calculation of Gross Profit if Lupin has implemented its applicable accounting standard in a manner different from that of Medicis or its auditors, provided that such implementation is still within the scope of the applicable accounting standard.

5.	TERM AND TERMINATION.

5.1 Term. Subject to Section 5.2, this Agreement shall expire on the expiration of the last to expire of the Valid Claims; provided, however, that if there are no Valid Claims but there are at such time pending patent applications within the Patent Rights, then subject to the terms of this Agreement, the term of this Agreement shall continue for the pendency of such pending patent applications. Upon expiration of this Agreement Section 3.3 shall survive.

5.2 Termination for Cause. Either party may terminate this Agreement upon written notice to the other party after the material breach of any material provision of this Agreement by the other party if the other party has not cured such breach within *** after receipt of express written notice thereof by the non-breaching party. Upon termination of this Agreement, Lupin shall not make, have made, use, sell, offer for sale, import or distribute any Original Generic Product or Newer Generic Product for which the making, using, offering to sell, selling, and/or importation in or into the United States would infringe any Valid Claim.

5.3 Effect of Expiration or Termination. Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination, and the provisions of Sections 1, 2.5, 5.2, 5.3, 6, 7, 8 and 9 shall survive the expiration or termination of this Agreement. Except as set forth in Section 5.1, no other provisions shall survive expiration or termination of this Agreement.

6.	CONFIDENTIALITY.

6.1 Confidentiality. Until the expiration or earlier termination of this Agreement, and for a period of *** following the expiration or earlier termination hereof or thereof, except with respect to any Confidential Information constituting a trade secret in which case the receiving party’s obligation continues in perpetuity, provided such receiving party has been informed as to the status of such Confidential Information as a trade secret, each party shall maintain in confidence all Confidential Information disclosed by the other party and the terms of this Agreement, and shall not use, grant the use of or disclose to any Third Party the Confidential Information of the other party other than as expressly permitted hereby. Each party shall notify the other promptly upon discovery of any unauthorized use or disclosure of the other party’s Confidential Information or the terms of this Agreement.

6.2 Permitted Disclosures. Either party may disclose Confidential Information of the disclosing party (a) on a need-to-know basis, to such party’s or such party’s Affiliate’s directors, officers and employees to the extent such disclosure is reasonably necessary in connection with such party’s activities as expressly authorized by this Agreement, and (b) to those agents and consultants, and contract manufacturers thereof who need to know such information to accomplish the purposes of this Agreement (collectively, “Permitted Recipients”); provided such Permitted Recipients are bound to maintain such Confidential Information in confidence at least to the same extent as set forth in Section 6.1.

6.3 Litigation and Governmental Disclosure. Each party may disclose Confidential Information of the other party to the extent such disclosure is reasonably necessary for complying with a court order or applicable law, governmental regulations or investigation, provided that if a party is required by court order, law or regulation to make any such disclosure of the other party’s Confidential Information it will give reasonable advance notice to the other party of such disclosure requirement and will use good faith efforts to assist such other party to secure a protective order or confidential treatment of such Confidential Information required to be disclosed. Within ten (10) Business Days following the Effective Date, and pursuant to current statutory law, the parties shall file or cause to be filed this Agreement with the U.S. Federal Trade Commission Bureau of Competition (“FTC”) and the Assistant Attorney General for the Antitrust Division of the U.S. Department of Justice (“DOJ”) and shall request that the FTC and DOJ treat this Agreement as confidential to the fullest extent permitted under the law. The parties shall use reasonable efforts to coordinate the foregoing filings and any responses thereto, to make such filings promptly and to respond promptly to any requests for additional information made by FTC or DOJ, and to coordinate any necessary or desirable joint presentations. Each party reserves the right to communicate with the FTC or DOJ regarding such filings as it believes appropriate. Each party shall keep the other informed of such communications (unless otherwise directed by FTC or DOJ) and shall not disclose any confidential information of the other party without that party’s consent, which shall not be unreasonably withheld.

6.4 Return of Confidential Information. Upon expiration or termination of this Agreement for any reason, the Receiving Party, upon receipt of a written request from the Disclosing Party, shall return to the Disclosing Party all copies of the Confidential Information received from the Disclosing Party hereunder, or, in its discretion, destroy all such copies and certify to such destruction, provided, however, that the Receiving Party’s legal counsel may retain one copy of such Confidential Information in a secure location solely for purposes of determining the Receiving Party’s continuing obligations under this Agreement.

6.5 Publicity. Except as expressly authorized hereunder, neither party shall make any publicity releases, interviews or other dissemination of information concerning this Agreement or its terms, or either party’s performance hereunder, to communication media, financial analysts or others without the prior written approval of the other party, which approval shall not be unreasonably withheld, delayed or conditioned. Notwithstanding anything to the contrary in this Agreement, the parties understand and agree that either party, may, if so required, disclose some or all of the information included in this Agreement (a) in order to comply with its obligations under the law, including the United States Securities Act of 1933 and the United States Securities Exchange Act of 1934 and The Drug Price Competition and Patent Term Restoration Act of 1984, as amended by The Medicare Prescription Drug, Improvement and Modernization Act of 2003; (b) in order to comply with the listing standards or agreements of any national or international securities exchange or The NASDAQ Stock Market or New York Stock Exchange or other similar laws of a governmental authority or listing body; (c) to respond to an inquiry of a governmental authority or regulatory authority as required by law; or (d) in a judicial, administrative or arbitration proceeding. In any such event the party making such disclosure shall (i) provide the other party with as much advance notice as reasonably practicable of the required disclosure, (ii) cooperate with the other party in any attempt to prevent or limit the disclosure, and (iii) limit any disclosure to the specific purpose at issue. In connection with any filing of a copy of this Agreement with the Securities and Exchange Commission, the filing party shall endeavor to obtain confidential treatment of economic and trade secret information, and shall keep the other party informed as the planned filing (including, but not limited to providing the other party with the proposed filing reasonably in advance of making the planned filing) and consider the requests of the other party regarding such confidential treatment.

7.	REPRESENTATIONS AND WARRANTIES.

7.1 Representations.

7.1.1 Each party hereby represents and warrants as of the Effective Date to the other party that (a) the person executing this Agreement is authorized to execute this Agreement; (b) this Agreement is legal and valid and the obligations binding upon such party are enforceable by their terms; and (c) the execution, delivery and performance of this Agreement does not conflict with any agreement, instrument or understanding, oral or written, to which such party may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

7.1.2 ***.

7.2 Disclaimer of Warranties. Except for those warranties set forth in Section 7.1, neither party makes any warranty, written, oral, express or implied, with respect to this Agreement. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE HEREBY ARE DISCLAIMED BY BOTH PARTIES.

7.3 Limitation of Liability. WITH THE EXCEPTION OF DAMAGES RESULTING FROM A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS UNDER THIS AGREEMENT OR ITS INDEMNIFICATION OBLIGATIONS WITH RESPECT THIRD PARTY CLAIMS UNDER SECTION 8, OR A BREACH BY LUPIN OF SECTIONS 2.4 OR 2.5, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE FOR LOSS OF USE OR PROFITS OR OTHER COLLATERAL, SPECIAL, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT, WHETHER SUCH CLAIMS ARE FOUNDED IN TORT OR CONTRACT.

7.4 Equitable Relief. Lupin acknowledges and agrees that the obligations and undertakings of Lupin pursuant to Sections 2.4 and 2.5 of this Agreement are reasonable and necessary to protect the legitimate interests of Medicis, that Medicis would not have entered into this Agreement in the absence of such provisions, and that Lupin’s breach or threatened breach or failure to comply with Sections 2.4 and 2.5 shall cause Medicis significant and irreparable harm, the amount of which shall be extremely difficult to estimate and ascertain, and for which money damages shall not be adequate. Lupin further acknowledges and agrees that Medicis shall have the right to apply to any court of competent jurisdiction for an injunction order restraining any breach or threatened breach of Sections 2.4 and 2.5 of this Agreement and specifically enforcing the terms and provisions of such Sections of this Agreement, without the necessity of posting any bond or security, in addition to seeking any other remedy available to Medicis in law or equity. Lupin agrees that it shall not challenge any of the foregoing acknowledgements and agreements concerning injunctive relief in any proceeding brought by Medicis.

8.	INDEMNIFICATION.

8.1 Indemnification.

8.1.1 ***.

8.1.2 ***.

8.2 Obligations. The party seeking indemnification hereunder (the “Indemnified Party”) shall promptly notify the other party (the “Indemnitor”) in writing of any claim, demand, action, or other proceeding in respect of which the Indemnified Party intends to claim such indemnification; provided, however, that failure to provide such notice within a reasonable period of time shall not relieve the Indemnitor of any of its obligations hereunder except to the extent the Indemnitor is prejudiced by such failure. The Indemnified Party shall permit the Indemnitor, at its discretion, to settle any such action, claim or other matter. Notwithstanding the foregoing, the Indemnitor shall not enter into any settlement that would adversely affect the Indemnified Party’s rights hereunder, or impose any obligations on the Indemnified Party in addition to those set forth herein, in order for it to exercise such rights, without the Indemnified Party’s prior written consent, which shall not be unreasonably withheld or delayed. No such action, claim or other matter shall be settled without the prior written consent of the Indemnitor, which shall not be unreasonably withheld or delayed. The Indemnified Party shall reasonably cooperate with the Indemnitor and its legal representatives in the investigation and defense of any claim, demand, action, or other proceeding covered by the indemnification obligations of this Section 8. The Indemnified Party shall have the right, but not the obligation, to be represented in such defense by counsel of its own selection and at its own expense.

9.	GENERAL PROVISIONS.

9.1 Notices. All notices hereunder shall be in writing and delivered by (a) hand delivery; (b) by certified mail prepaid, return receipt requested; or (c) internationally recognized courier service, to the following address of the respective parties:

If to Medicis:	Medicis Pharmaceutical Corporation
7720 North Dobson Road
Scottsdale, Arizona 85256
Attn: Chief Executive Officer
Facsimile: 480-291-5175

with a copy to:	Medicis Pharmaceutical Corporation
7720 North Dobson Road
Scottsdale, Arizona 85256
Attn: General Counsel
Facsimile: 480-291-8508

If to Lupin:	Lupin Pharmaceuticals, Inc.
111 S. Calvert Street, 21st Floor
Baltimore, Maryland 21202
Attn: Chief Executive Officer
Facsimile: (410) 576-2221

With a copy to:	Lupin Limited
Laxmi Towers, B Wing,
Bandra Kurla Complex, Bandra (East),
Mumbai, Maharashtra 400 051, India
Attn: Managing Director
Facsimile: 91 22 6640 2001

and,

Bingham McCutchen LLP
600 Anton Blvd., 18th Floor
Costa Mesa, CA 92626
Telephone: (714) 830-0600
Facsimile: (714) 830-0700
Attn: Robert C. Funsten

Notices shall be effective on the day of receipt if receipt is confirmed in writing by the recipient or within five (5) Business Days of delivery confirmed in writing by the delivery services at the address specified in accordance with this Section 9.1. A party may change its address listed above by notice to the other party given in accordance with this Section 9.1.

9.2 Entire Agreement; Amendment. The parties hereto acknowledge that this Agreement and its Exhibits set forth the entire agreement and understanding of the parties and supersedes all prior written or oral agreements or understandings with respect to the subject matter hereof. No modification of any of the terms of this Agreement, or any amendments thereto, shall be deemed to be valid unless in writing and signed by an authorized agent or representative of both parties hereto. No course of dealing or usage of trade shall be used to modify the terms and conditions herein. This Agreement shall be binding on each of Lupin and Medicis and their respective permitted successors and assigns.

9.3 Waiver. None of the provisions of this Agreement shall be considered waived by any party hereto unless such waiver is agreed to, in writing, by authorized agents of such party. The failure of a party to insist upon strict conformance to any of the terms and conditions hereof, or failure or delay to exercise any rights provided herein or by law shall not be deemed a waiver of any rights of any party hereto.

9.4 Obligations to Third Parties. Each party warrants and represents that this Agreement does not conflict with any contractual obligations, expressed or implied, undertaken with any Third Party.

9.5 Assignment. Neither party shall assign this Agreement or any part hereof or any interest herein (whether by operation of law or otherwise) to any Third Party (or use any subcontractor) without the written approval of the other party; provided, however, that either party may assign this Agreement without such consent (i) to any Affiliate; and (ii) in the case of a merger, consolidation, change in control or sale of all or substantially all of the assets related to this Agreement, provided further that with respect to Lupin, any such Affiliate or Third Party agrees to be bound by the terms and conditions of this Agreement including, without limitation, the provisions of Sections 2.4 and 2.5. No assignment shall be valid unless the permitted assignee(s) assumes all obligations of its assignor under this Agreement. No assignment shall relieve any party of responsibility for the performance of its obligations hereunder. Any purported assignment in violation of this Section 9.5 shall be void.

9.6 Governing Law. In any action brought regarding the validity, construction and enforcement of this Agreement, it shall be governed in all respects by the laws of the State of Delaware, without regard to the principles of conflicts of laws. The federal and state courts in the State of Maryland shall have jurisdiction over the parties hereto in all matters arising hereunder and the parties hereto agree that the venue with respect to such matters will be a state or federal court in the State of Maryland, provided that the United States District Court for the District of Maryland shall retain jurisdiction for those matters described in Paragraph 8 of the Consent Judgment.

9.7 Severability. If any term or provision of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof, and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein.

9.8 Headings, Interpretation. The headings used in this Agreement are for convenience only and are not part of this Agreement.

9.9 Attorneys’ Fees. The prevailing party shall be entitled to attorneys’ fees and its litigation or related expenses in any suit or proceeding with respect to the interpretation or enforcement of this Agreement.

9.10 Counterparts. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.11 Bankruptcy. The rights and licenses granted to Lupin under or pursuant to Section 3 of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code (the “Bankruptcy Code”), licenses of “intellectual property” as defined under the Bankruptcy Code. The parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code.

9.12 Independent Contractors. The relationship between Medicis and Lupin is that of independent contractors and nothing herein shall be deemed to constitute the relationship of partners, joint venturers nor of principal and agent between Medicis and Lupin. Neither party shall have any express or implied right or authority to assume or create any obligation on behalf of or in the name of the other party or to bind the other party to any contract, agreement or undertaking with any Third Party.

[Remainder of this page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed by their duly-authorized representatives effective as of the Effective Date.

MEDICIS PHARMACEUTICAL CORPORATION		LUPIN PHARMACEUTICALS, INC.

By:	/s/ Richard D. Peterson	By:	/s/ Vinita Gupta

Name:	Richard D. Peterson	Name:	Vinita Gupta

Title:	Executive Vice President, Chief Financial Officer	Title:	CEO

LUPIN LIMITED

		By:	/s/ Nilesh Gupta

		Name:	Nilesh Gupta

		Title:	Group President

EXHIBIT A

PATENT RIGHTS

Issued Patents (all U.S.)	Pending Applications (all U.S.)
***	***

EXHIBIT B

Consent Judgment

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF MARYLAND

MEDICIS PHARMACEUTICAL CORP,	)
)
Plaintiff,	)
)
v.	)
	)	CIVIL ACTION NO. 09-3062 (JFM)
LUPIN LIMITED & LUPIN	)
PHARMACEUTICALS INC.,	)
)
Defendants.	)
)
)
)
)

UNOPPOSED MOTION FOR ENTRY OF CONSENT JUDGMENT AND

PERMANENT INJUNCTION AS TO LUPIN LIMITED & LUPIN

PHARMACEUTICALS INC.

Plaintiff Medicis Pharmaceutical Corporation (“Medicis”) and Defendants Lupin Limited & Lupin Pharmaceuticals Inc. (collectively “Defendants”) having met, conferred, and agreed to resolve their dispute upon execution of a separate Settlement Agreement (“Settlement Agreement”), Medicis respectfully moves for entry of the executed Consent Judgment and Permanent Injunction submitted herewith. Defendants do not oppose this motion.

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Agreed to:

Herbert Better (#00320)

hbetter@zuckerman.com

ZUCKERMAN SPAEDER LLP

100 East Pratt Street

Suite 2440

Baltimore, MD 21202-1031

Telephone: (410) 332-0444

Facsimile: (410) 659-0436

Elizabeth Stotland Weiswasser (pro hac vice)

elizabeth.weiswasser@weil.com

Jennifer H. Wu (pro hac vice)

jennifer.wu@weil.com

WEIL, GOTSHAL & MANGES LLP

767 Fifth Avenue

New York, NY 10153

Telephone: (212) 310-8000

Facsimile: (212) 310-8007

Attorneys for Plaintiff

Medicis Pharmaceutical Corporation

Scott H. Phillips, #13244

Paul N. Farquharson, #06514

Semmes, Bowen & Semmes

25 S. Charles Street, Suite 1400

Baltimore, Maryland 21201

Telephone: (410) 539-5040

Facsimile: (410) 539-5223

Robert F. Green

Christopher T. Griffith

Salim A. Hasan

Kate M. Lesciotto

LEYDIG, VOlT & MAYER, LTD.

180 N. Stetson Ave.

Two Prudential Plaza

Chicago, 1L 60601

Telephone: (312) 616-5600

Facsimile: (312) 616-5700

Attorneys for Defendants Lupin Limited and Lupin
Pharmaceuticals, Inc.

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IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF MARYLAND

MEDICIS PHARMACEUTICAL CORPORATION,	)
)
)
Plaintiff,	)
)
v.	)	CIVIL ACTION NO. 09-3062 (JFM)
)
LUPIN LIMITED & LUPIN	)
PHARMACEUTICALS INC.,	)
)
Defendants.	)
)
)
)

CONSENT JUDGMENT AND PERMANENT INJUNCTION AS TO

LUPIN LIMITED & LUPIN PHARMACEUTICALS INC.

This matter is before the Court on the unopposed motion of Plaintiff Medicis Pharmaceutical Corporation (“Medicis”) and Defendants Lupin Limited & Lupin Pharmaceuticals Inc. collectively (“Defendants”).

WHEREAS, this Consent Judgment and Permanent Injunction as to Defendants concerns only Medicis’s claims against Defendants in this civil action no. 09-3062-JFM (referred to herein as the “Litigation”).

WHEREAS, Medicis requests that this Consent Judgment and Permanent Injunction as to Defendants be entered in the above-captioned case, and Defendants do not oppose Medicis’s request.

WHEREAS, Medicis owns United States Patent Nos. 5,908,838 (“the ‘838 patent”) as set forth in the duly issued Ex Parte Reexamination Certificate on June 1, 2010, and 7,790,705 (“the ‘705 patent”).

WHEREAS, Defendants submitted an Abbreviated New Drug Application No. 91-424 (the “Lupin ANDA”) to the FDA under 21 U.S.C. § 355(j) seeking to obtain approval to commercially manufacture and sell generic minocycline HCl extended release tablets in its 45 milligram (“mg”), 90 mg, and 135 mg strengths for the treatment of acne.

WHEREAS, Defendants submitted supplements or amendments to the Lupin ANDA (the “Lupin ANDA Supplements”) to the FDA under 21 U.S.C. § 355(j) seeking to obtain approval to commercially manufacture and sell generic minocycline HCl extended release tablets in its 55, 65, 80, 105, and 115 mg strengths for the treatment of acne.

WHEREAS, in the Litigation, Medicis alleged that Defendants infringed one or more of claims 3, 4, 12, 13, 19, 21, 23, 25, and 27-34 of the ‘838 patent and one or more claims of the ‘705 patent under 35 U.S.C. § 271(e)(2) by virtue of Defendants’ submission of the Lupin ANDA and Lupin ANDA Supplements to the FDA.

WHEREAS, in this Litigation, Medicis alleged that it would be irreparably harmed if Defendants are not enjoined from infringing or actively inducing or contributing to infringement of one or more of claims 3, 4, 12, 13, 19, 21, 23, 25, and 27-34 of the ‘838 patent and one or more claims of the ‘705 patent.

WHEREAS, in this Litigation, Medicis requested that this Court enter a permanent injunction enjoining Defendants from infringing the ‘838 and ‘705 patents.

WHEREAS, Medicis and Defendants have reached an agreement to finally settle the Litigation as set forth in this Consent Judgment and Permanent Injunction as to Defendants and a separate Settlement Agreement (“Settlement Agreement”) which is contemporaneously and separately being executed.

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WHEREAS, final settlement of the Litigation will help Medicis and Defendants avoid the substantial uncertainty and risks involved with prolonged litigation.

WHEREAS, final settlement of this Litigation will permit Medicis and Defendants to save litigation costs, as well as adhere to the judicially recognized mandate that encourages the settlement of litigation whenever possible.

WHEREAS, final settlement of the Litigation serves the public interest by saving judicial resources and avoiding the risks to each of Medicis and Defendants associated with infringement.

WHEREAS, Medicis and Defendants each consent to personal jurisdiction in Maryland for purposes of enforcing the Settlement Agreement.

IT IS HEREBY ORDERED, DECREED, and ADJUDGED as follows:

1. The Court has jurisdiction over Medicis and Defendants and the subject matter of this Litigation.

2. Defendants acknowledge Medicis’s ownership and standing to sue for infringement of the ‘838 patent and the ‘705 patent.

3. Defendants acknowledge that the ‘838 and ‘705 patents are valid and enforceable, as described more fully in the Settlement Agreement.

4. Defendants and its affiliates are permanently enjoined as of the date hereof from infringing the ‘838 or ‘705 patents by the manufacture, use, offer to sell, sale, importation, or distribution of any current products, or future products having the same strength and dosage form of the current Solodyn® products, that are the subject of the Lupin ANDA and Lupin ANDA Supplements and that is not pursuant to the license granted by Medicis in accordance with the Settlement Agreement, and from inducing others to infringe the ‘838 and ‘705 patents

6

by inducing others to manufacture, use, offer to sell, sale, import, or distribute any current products, or future products having the same strength and dosage form of the current Solodyn® products, that are the subject of the Lupin ANDA and Lupin ANDA Supplements and that is not pursuant to the license granted by Medicis in accordance with the Settlement Agreement.

5. All claims and counterclaims in this Litigation are hereby dismissed without prejudice.

6. The parties are hereby ordered to comply with the terms of the Settlement Agreement.

7. Each party shall bear its own costs and attorneys’ fees.

8. This Court shall retain jurisdiction over Defendants and Medicis for the purpose of enforcing the terms of this Consent Judgment and Permanent Injunction and over any matters related to or arising from the interpretation or enforcement of the Settlement Agreement or any legal or equitable claim concerning the Settlement Agreement by any third party.

IT IS SO ORDERED, DECREED AND ADJUDGED this     day of             , 2011 by:

The Honorable J. Frederick Motz
United States District Judge

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